Exhibit 23 (2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226856 on Form S-3 of our report dated February 27, 2017, relating to the consolidated financial statements of Southwestern Electric Power Company and subsidiaries appearing in or incorporated by reference in the Annual Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 21, 2019